Exhibit 10.45
                                                                 -------------

                                    FinancialContent Services, Inc.
                                    400 Oyster Point Blvd., Suite 435
                                    So. San Francisco, CA 94080
                                    Telephone: (650) 837-9850
                                    Facsimile: (650) 745-2677
                                    url: www.financialcontent.com
August 10, 2004

Thomas McAleer
3100 Fulton Street, #11
San Fransico, CA 94118

         Re:      Offer of Employment

Dear Thomas:

On behalf of FinancialContent Services, Inc. (hereinafter "FinancialContent" and "Company"), I am delighted to confirm our employment offer to you. The details of the offer are as follows:

         Position: You will joining us as our new part-time Controller retroactive to August 1, 2004. You will be reporting to Wing Yu our Chief Executive Officer. Your duties on behalf of the Company and its Affiliates include the following: develop and monitor internal control procedures to ensure company resources effectively utilized; create forecasted revenue projections; assist outside auditor in completing all external reporting (SEC and regulatory reporting); prepare corporate income taxes; perform general accounting functions, including bank reconciliation's, accounts payable, daily sales reporting, and other related tasks that may be asked of you by your manager.

         Salary/Hours: You will be paid $45.00 per hour. You shall work on Tuesdays and Thursdays and no more hour than 8 hours on any such day, unless you have the prior consent of your manager. You may occasionally be requested to work more than two days per week and in such event management will strive to give you as much advance notice as possible

         Stock Option Plan: Your previously issued non-statutory stock options shall be converted to incentive stock options in the same number of shares and at the same exercise price. The date of issuance shall remain June 4, 2004. Please note that the authorization to issue the stock vested under your incentive stock option plan is dependent upon shareholder approval within one year of June 4, 2004.

         Evaluation  Period:  Upon  the  successful   completion  of  a  30  day
         evaluation period, you will be eligible for to receive the fringe benefits offered generally to our part-time employees as they may become available. Benefits and other employment matters are further set forth in our Employee Handbook.

         Taxes: All compensation paid to you under this Agreement, including payment of wages and taxable benefits, shall be subject to such withholdings as may be required by law or FinancialContent's general practices.

         Expense Reimbursement: All expenses incurred by you in carrying out your duties as an employee of the Company shall be reimbursable at the sole discretion of your manager. You are strongly encouraged to seek your manager's prior written approval prior to incurring any business related expenses.

         Outside Business Activities: During your employment with FinancialContent, you shall devote competent energies, interests, and abilities to the performance of your duties under this Agreement. During the term of this Agreement, you shall not, without FinancialContent's prior written consent, render any services to others for compensation or engage or participate, actively or passively, in any other business activities that would compete with FinancialContent's business.

You should be aware that employment with FinancialContent is for no specific period of time. As a result, either you or FinancialContent are free to terminate our employment relationship at any time for any reason, with or without cause. This is the full and complete agreement between us on this term. Although your job duties, title, compensation and benefits, as well as the FinancialContent's personnel policies and procedures, may change from time-to-time, the "at-will" nature of your employment may only be changed in a written agreement signed by you and the Chief Executive Officer of the Company.

Our employment offer is contingent upon a positive background check. In addition, our offer is contingent upon you executing a Proprietary Information and Inventions Agreement and upon you executing an Employee Acknowledgement Form wherein you acknowledge that you have received a copy of the Company's Employee Handbook, and upon you providing the Company with the legally required proof of your identity and authorization to work in the United States prior to starting work.

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.

To accept this offer, please sign and return this letter.

The entire team looks forward to leveraging your vast experience and talents on the exciting and challenging opportunities that lie ahead for FinancialContent.

                                   Sincerely,

                                   /s/ Wing Yu
                                   ---------------------
                                   Wing Yu
                                   Chief Executive Officer


                  I have read and accept this employment offer.

                                   /s/ Wing Yu
                                   -----------------------
                                   Thomas McAleer

                                   Date: __________________



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